February 2026

Pricing Supplement filed pursuant to Rule 424(b)(2) dated February 13, 2026 / Registration Statement No. 333-284538
STRUCTURED INVESTMENTS

Opportunities in U.S. and International Equities

GS Finance Corp.

$16,205,000 Buffered PLUS Based on the Value of the Worst-Performing of the S&P 500® Index and the Nasdaq-100 Index® due February 19, 2032

Principal at Risk Securities

The Buffered Performance Leveraged Upside SecuritiesSM (PLUS) do not bear interest and are unsecured notes issued by GS Finance Corp. and guaranteed by The Goldman Sachs Group, Inc. The amount that you will be paid on your PLUS on the stated maturity date is based on the performance of the worst-performing of the S&P 500® Index and the Nasdaq-100 Index® as measured from the pricing date to and including the valuation date.

If the final index value of each underlying index is greater than its initial index value, the return on your PLUS will be positive and equal to the product of the leverage factor multiplied by the worst of the index percent increases. If the final index value of any underlying index is equal to or less than its initial index value but the final index value of each underlying index is greater than or equal to its buffer level, you will receive the principal amount of your PLUS. However, if the final index value of any underlying index is less than its buffer level, you will lose 1% for every 1% decline in the value of the worst-performing underlying index beyond the buffer amount, subject to the minimum payment at maturity.

The PLUS are for investors who seek the potential to earn 108.80% of any positive return of the worst-performing underlying index, are willing to forgo interest payments and are willing to risk losing up to 75.00% of their investment if the final index value of any underlying index is less than its buffer level.

FINAL TERMS (continued on page PS-2)
Company (Issuer) / Guarantor:	GS Finance Corp. / The Goldman Sachs Group, Inc.
Underlying indexes (each individually, an underlying index):	the S&P 500® Index (current Bloomberg symbol: “SPX Index”) and the Nasdaq-100 Index® (current Bloomberg symbol: “NDX Index”)
Principal amount:

$16,205,000 in the aggregate on the original issue date; the aggregate principal amount may be increased if the company, at its sole option, decides to sell an additional amount on a date subsequent to the pricing date. On the stated maturity date, the company will pay, for each $1,000 of the outstanding principal amount, an amount in cash equal to the payment at maturity.

Pricing date:	February 13, 2026
Original issue date:	February 19, 2026
Valuation date:	February 13, 2032, subject to adjustment as described in the accompanying general terms supplement
Stated maturity date:	February 19, 2032, subject to adjustment as described in the accompanying general terms supplement
Payment at maturity:
•
if the final index value of each underlying index is greater than its initial index value, $1,000 + the leveraged upside payment;
•
if the final index value of any underlying index is equal to or less than its initial index value, but the final index value of each underlying index is greater than its buffer level, $1,000; or
•
if the final index value of any underlying index is less than its buffer level, (i) the product of $1,000 × the worst-performing index performance factor plus (ii) $250.00

Leveraged upside payment:	$1,000 × leverage factor × index percent increase
Leverage factor:	108.80%
Minimum payment at maturity:	$250.00 per PLUS (25.00% of the stated principal amount)
Initial index value:

6,836.17 with respect to the S&P 500® Index and 24,732.73 with respect to the Nasdaq-100 Index®. The initial index value of each underlying index is the index closing value of such underlying index on the pricing date

Buffer level:	with respect to each underlying index, 75.00% of such underlying index’s initial index value
Buffer amount:	25.00%
Index performance factor:	with respect to each underlying index, final index value / initial index value
CUSIP / ISIN:	40058XKK9 / US40058XKK99
Underwriter:	Goldman Sachs & Co. LLC
Estimated value:	approximately $967 per PLUS. See page PS-2 for more information.

Original issue price	Underwriting discount	Net proceeds to the issuer
100.00% of the principal amount	2.04% ($330,582 in total)*	97.96% ($15,874,418 in total)

*Morgan Stanley Wealth Management, acting as dealer for the offering, will receive a selling concession of $20.40 for each PLUS it sells. It has informed us that it intends to internally allocate $2.90 of the selling concession for each PLUS as a structuring fee.

Your investment in the PLUS involves certain risks, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-9. You should read the disclosure herein to better understand the terms and risks of your investment.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The PLUS are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC

Pricing Supplement No. 22,259 dated February 13, 2026

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the S&P 500® Index and the Nasdaq-100 Index® due February 19, 2032

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

FINAL TERMS (continued)
Index percent increase:	with respect to each underlying index, (final index value - initial index value) / initial index value
Worst-performing underlying index:	the underlying index with the lowest index performance factor
Worst-performing index performance factor:	the index performance factor of the worst-performing underlying index
Final index value:	with respect to each underlying index, the index closing value of such underlying index on the valuation date, subject to adjustment as described in the accompanying general terms supplement
Authorized denominations:	$1,000 or any integral multiple of $1,000 in excess thereof
Listing:	the PLUS will not be listed on any securities exchange or interdealer quotation system

February 2026

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the S&P 500® Index and the Nasdaq-100 Index® due February 19, 2032

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The issue price, underwriting discount and net proceeds listed on the cover page relate to the PLUS we sell initially. We may decide to sell additional PLUS after the date of this pricing supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in the PLUS will depend in part on the issue price you pay for such PLUS.

GS Finance Corp. may use this prospectus in the initial sale of the PLUS. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp., may use this prospectus in a market-making transaction in a PLUS after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Estimated Value of Your PLUS

The estimated value of your PLUS at the time the terms of your PLUS are set on the pricing date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is equal to approximately $967 per $1,000 principal amount, which is less than the original issue price. The value of your PLUS at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell PLUS (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your PLUS at the time of pricing, plus an additional amount (initially equal to $33 per $1,000 principal amount).

The price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your PLUS (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your PLUS (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero from the time of pricing through February 12, 2028, as described below). On and after February 13, 2028, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your PLUS (if it makes a market) will equal approximately the then-current estimated value of your PLUS determined by reference to such pricing models

With respect to the $33 initial additional amount:

•
$12.6 will decline to zero on a straight-line basis from the time of pricing through February 12, 2028; and
•
$20.4 will decline to zero on a straight-line basis from March 13, 2026 through March 26, 2026.

February 2026

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the S&P 500® Index and the Nasdaq-100 Index® due February 19, 2032

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

About Your PLUS

The PLUS are notes that are part of the Medium-Term Notes, Series F program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below, does not set forth all of the terms of your PLUS and therefore should be read in conjunction with such documents:

•
General terms supplement no. 17,745 dated January 20, 2026
•
Underlier supplement no. 47 dated December 23, 2025
•
Prospectus supplement dated February 14, 2025
•
Prospectus dated February 14, 2025

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your PLUS.

We refer to the PLUS we are offering by this pricing supplement as the “offered PLUS” or the “PLUS”. Each of the offered PLUS has the terms described in this pricing supplement. Please note that in this pricing supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us.

Please note that, for purposes of this pricing supplement, references in the general terms supplement no. 17,745 to “underlier(s)”, “indices”, “exchange-traded fund(s)”, “index stock(s)”, “index stock issuer(s)”, “lesser performing”, “trade date”, “underlier sponsor”, “determination date”, “face amount”, “level” and “cash settlement amount” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “underlying ETF(s)”, “underlying stock(s)”, “underlying stock issuer(s)”, “worst-performing”, “pricing date”, “underlying index publisher”, “valuation date”, “principal amount”, “value” and “payment at maturity”, respectively. In addition, for purposes of this pricing supplement, references in the general terms supplement no. 17,745 to “trading day” shall be deemed to refer to “underlying business day”, “index business day” or “ETF business day”, as applicable, and references to “closing level” shall be deemed to refer to “closing price”, “closing value”, “index closing value” or “ETF closing price”, as applicable.

Please note that, for purposes of this pricing supplement, references in the underlier supplement no. 47 to “underlier(s)”, “indices”, “lesser performing”, “trade date” and “underlier sponsor” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “worst-performing”, “pricing date” and “underlying index publisher”, respectively.

The PLUS will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

The PLUS will be issued in book-entry form and represented by master note no. 3, dated March 22, 2021.

February 2026

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the S&P 500® Index and the Nasdaq-100 Index® due February 19, 2032

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Buffered Performance Leveraged Upside Securities

The Buffered PLUS Based on the Value of the Worst-Performing of the S&P 500® Index and the Nasdaq-100 Index® due February 19, 2032 (the “PLUS”) can be used:

•
As an alternative to direct exposure to the underlying indexes that enhances returns for any positive performance of the worst-performing underlying index
•
To potentially outperform the worst-performing underlying index with respect to moderate increases in the worst-performing underlying index from its initial index value to its final index value
•
To provide a buffer against a 25.00% negative performance of the worst-performing underlying index from its initial index value to its final index value

However, you will not receive dividends on the stocks comprising the underlying indexes (the “underlying index stocks”) or any interest payments on your PLUS.

If the final index value of any underlying index is less than its buffer level, the PLUS are exposed on a 1:1 basis to the negative performance of the worst-performing underlying index beyond the buffer amount, subject to the minimum payment amount at maturity.

Key Investment Rationale

The PLUS offer leveraged exposure to any positive performance of the worst-performing underlying index. At maturity, if the worst-performing underlying index has appreciated in value, investors will receive the stated principal amount of their investment plus the leveraged upside payment. If the worst-performing underlying index has not appreciated in value or has depreciated in value, but its final index value is greater than or equal to its buffer level, investors will receive the stated principal amount of their investment. However, if the worst-performing underlying index has depreciated in value and its final index value is less than its buffer level, investors will lose 1.00% for every 1.00% decline in its index value beyond the buffer amount from the pricing date to the valuation date of the PLUS, subject to the minimum payment at maturity. Under these circumstances, the payment at maturity will be less than the stated principal amount. Investors will not receive dividends on the underlying index stocks or any interest payments on the PLUS and investors may lose up to 75.00% of their initial investment in the PLUS. All payments on the PLUS are subject to the credit risk of GS Finance Corp., as issuer, and The Goldman Sachs Group, Inc., as guarantor.

Leveraged Performance

The PLUS offer investors an opportunity to capture enhanced returns relative to a direct investment in the worst-performing underlying index. However, investors will not receive dividends on the underlying index stocks or any interest payments on the PLUS.

Upside Scenario

The underlying indexes increase in value. In this case, you receive a full return of principal as well as 108.8% of the increase in the value of the worst-performing underlying index. For example, if the final index value of the worst-performing underlying index is 2.00% greater than its initial index value, the PLUS will provide a total return of 2.176% at maturity.

Par Scenario

The final index value of any underlying index is less than or equal to its initial index value but the final index value of each underlying index is greater than or equal to its buffer level. In this case, you receive the stated principal amount of $1,000 at maturity even if the worst-performing underlying index has depreciated by up to the buffer amount.

February 2026

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the S&P 500® Index and the Nasdaq-100 Index® due February 19, 2032

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Downside Scenario

Any underlying index declines in value and the final index value of the worst performing underlying index is less than its buffer level. In this case, you receive less than the stated principal amount by an amount proportionate to the decline in the value of the worst-performing underlying index from its initial index value, plus the buffer amount. For example, if the final index value of the worst-performing underlying index is 30.00% less than its initial index value, the PLUS will provide at maturity a loss of 5.00% of principal. In this case, you receive $950.00 per PLUS, or 95.00% of the stated principal amount. The minimum payment at maturity on the PLUS is equal to $250.00 per PLUS.

February 2026

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the S&P 500® Index and the Nasdaq-100 Index® due February 19, 2032

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Hypothetical Examples

The following examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and merely are intended to illustrate the impact that the various hypothetical index closing values of the worst-performing underlying index on the valuation date could have on the payment at maturity assuming all other variables remain constant.

The information in the following examples reflects hypothetical rates of return on the offered PLUS assuming that they are purchased on the original issue date at the stated principal amount and held to the stated maturity date. If you sell your PLUS in a secondary market prior to the stated maturity date, your return will depend upon the market value of your PLUS at the time of sale, which may be affected by a number of factors that are not reflected in the examples below such as interest rates, the volatility of the underlying indexes and the creditworthiness of GS Finance Corp., as issuer, and the creditworthiness of The Goldman Sachs Group, Inc., as guarantor.

For these reasons, the actual performance of the underlying indexes over the life of your PLUS, as well as the amount payable at maturity, may bear little relation to the hypothetical examples shown below or to the historical index closing values shown elsewhere in this pricing supplement. For information about the historical values of the underlying indexes during recent periods, see “The Underlying Indexes — Historical Index Closing Values” below.

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your PLUS, tax liabilities could affect the after-tax rate of return on your PLUS to a comparatively greater extent than the after-tax return on the underlying index stocks.

The below examples are based on the following terms:

Stated principal amount:	$1,000 per PLUS
Leverage factor:	108.80%
Buffer amount:	25.00%
Minimum payment at maturity:	$250.00 per PLUS (25.00% of the stated principal amount)

February 2026

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the S&P 500® Index and the Nasdaq-100 Index® due February 19, 2032

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Buffered PLUS Payoff Diagram

How it works

▪

Upside Scenario. If the final index value of each underlying index is greater than its initial index value, the investor would receive the $1,000 stated principal amount plus 108.80% of the appreciation of the worst-performing underlying index from the pricing date to the valuation date of the PLUS.

	▪	If the worst-performing underlying index appreciates 2.00%, the investor would receive a 2.176% return, or $1,021.76 per PLUS.
▪

Par Scenario. If the final index value of any underlying index is less than or equal to its initial index value, but the final index value of each underlying index is greater than or equal to its buffer level, investors will receive the stated principal amount of $1,000 per PLUS.

	▪	If the worst-performing underlying index depreciates 5.00%, investors will receive the $1,000 stated principal amount per PLUS.

February 2026

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the S&P 500® Index and the Nasdaq-100 Index® due February 19, 2032

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪

Downside Scenario. If the final index value of any underlying index is less than its buffer level, investors will receive an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decrease of the worst-performing underlying index from its initial index value, plus the buffer amount of 25.00%. The minimum payment at maturity is $250.00 per PLUS.

▪

If the worst-performing underlying index depreciates 30.00%, the investor would lose 5.00% of the investor’s principal and receive only $950.00 per PLUS at maturity, or 95.00% of the stated principal amount.

Additional Hypothetical Examples

The values in the left column of the table below represent hypothetical final index values of the worst-performing underlying index and are expressed as percentages of its initial index value. The amounts in the right column represent the hypothetical payments at maturity, based on the corresponding hypothetical final index value of the worst-performing underlying index, and are expressed as percentages of the stated principal amount of a PLUS (rounded to the nearest one-thousandth of a percent). Thus, a hypothetical payment at maturity of 100.000% means that the value of the cash payment that we would deliver for each $1,000 of the outstanding stated principal amount of the offered PLUS on the stated maturity date would equal 100.000% of the stated principal amount of a PLUS, based on the corresponding hypothetical final index value of the worst-performing underlying index and the assumptions noted above.

Hypothetical Final Index Value of the Worst-Performing Underlying Index (as Percentage of Initial Index Value)	Hypothetical Payment at Maturity (as Percentage of Stated Principal Amount)
150.000%	154.400%
130.000%	132.640%
120.000%	121.760%
110.000%	110.880%
100.000%	100.000%
90.000%	100.000%
85.000%	100.000%
80.000%	100.000%
75.000%	100.000%
70.000%	95.000%
50.000%	75.000%
25.000%	50.000%
0.000%	25.000%

As shown in the table above:

•
If the final index value of the worst-performing underlying index were determined to be 25.000% of its initial index value, the payment at maturity that we would deliver on your PLUS at maturity would be 50.000% of the stated principal amount of your PLUS. As a result, if you purchased your PLUS on the original issue date at the stated principal amount and held them to the stated maturity date, you would lose 50.000% of your investment (if you purchased your PLUS at a premium to stated principal amount you would lose a correspondingly higher percentage of your investment).

February 2026

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the S&P 500® Index and the Nasdaq-100 Index® due February 19, 2032

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

An investment in your PLUS is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement, under “Additional Risk Factors Specific to the Securities” in the accompanying underlier supplement and under “Additional Risk Factors Specific to the Notes” in the accompanying general terms supplement. You should carefully review these risks and considerations as well as the terms of the PLUS described herein and in the accompanying prospectus, the accompanying prospectus supplement, the accompanying underlier supplement and the accompanying general terms supplement. Your PLUS are a riskier investment than ordinary debt securities. Also, your PLUS are not equivalent to investing directly in the underlying index stocks, i.e., with respect to an underlying index to which your PLUS are linked, the stocks comprising such underlying index. You should carefully consider whether the offered PLUS are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

Your PLUS Do Not Bear Interest

You will not receive any interest payments on your PLUS. As a result, even if the payment at maturity payable for your PLUS on the stated maturity date exceeds the stated principal amount of your PLUS, the overall return you earn on your PLUS may be less than you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest at a prevailing market rate.

You May Lose a Substantial Portion of Your Investment in the PLUS

You can lose a substantial portion of your investment in the PLUS. The cash payment on your PLUS on the stated maturity date will be based on the performances of the underlying indexes as measured from their initial index values to their index closing values on the valuation date. If the final index value of any underlying index is less than its buffer level, you will lose 1.00% of the stated principal amount of your PLUS for every 1.00% decline in the index value of the worst performing underlying index beyond the buffer amount, subject to the minimum payment amount at maturity. Thus, you may lose a substantial portion of your investment in the PLUS.

Also, the market price of your PLUS prior to the stated maturity date may be significantly lower than the purchase price you pay for your PLUS. Consequently, if you sell your PLUS before the stated maturity date, you may receive far less than the amount of your investment in the PLUS.

The PLUS Are Subject to the Credit Risk of the Issuer and the Guarantor

Although the return on the PLUS will be based on the performances of the underlying indexes, the payment of any amount due on the PLUS is subject to the credit risk of GS Finance Corp., as issuer of the PLUS, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the PLUS. The PLUS are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the PLUS, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the PLUS, to pay all amounts due on the PLUS, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” in the accompanying prospectus supplement and “Description of Debt Securities We May Offer— Guarantee by The Goldman Sachs Group, Inc.” in the accompanying prospectus.

The Estimated Value of Your PLUS At the Time the Terms of Your PLUS Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your PLUS

The original issue price for your PLUS exceeds the estimated value of your PLUS as of the time the terms of your PLUS are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the pricing date is set forth above under “Estimated Value of Your

February 2026

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the S&P 500® Index and the Nasdaq-100 Index® due February 19, 2032

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

PLUS”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your PLUS (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your PLUS as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your PLUS”) will decline to zero over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your PLUS”. Thereafter, if GS&Co. buys or sells your PLUS it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your PLUS at any time also will reflect its then current bid and ask spread for similar sized trades of structured PLUS.

In estimating the value of your PLUS as of the time the terms of your PLUS are set on the pricing date, as disclosed above under “Estimated Value of Your PLUS”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the PLUS. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your PLUS in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your PLUS determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your PLUS May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your PLUS as of the time the terms of your PLUS are set on the pricing date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the PLUS, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your PLUS. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your PLUS.

In addition to the factors discussed above, the value and quoted price of your PLUS at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the PLUS, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your PLUS, including the price you may receive for your PLUS in any market making transaction. To the extent that GS&Co. makes a market in the PLUS, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured PLUS (and subject to the declining excess amount described above).

Furthermore, if you sell your PLUS, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your PLUS in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your PLUS at any price and, in this regard, GS&Co. is not obligated to make a market in the PLUS. See “Additional Risk Factors Specific to the Notes — Your Notes May Not Have an Active Trading Market” in the accompanying general terms supplement.

The Amount Payable on Your PLUS Is Not Linked to the Value of the Underlying Indexes at Any Time Other than the Valuation Date

The final index value of each underlying index will be based on its index closing value on the valuation date (subject to adjustment as described elsewhere in this pricing supplement). Therefore, if the index closing value of any underlying index dropped precipitously on the valuation date, the payment at maturity for your PLUS may be significantly less than it would have been had the payment at maturity been linked to the index closing value prior to such drop. Although the actual index closing values of the underlying indexes on the stated maturity date or at

February 2026

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the S&P 500® Index and the Nasdaq-100 Index® due February 19, 2032

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

other times during the life of your PLUS may be higher than the final index values of the underlying indexes, you will not benefit from the index closing values of the underlying indexes at any time other than on the valuation date.

The Payment at Maturity Will Be Based Solely on the Worst-Performing Underlying Index

The payment at maturity will be based on the worst-performing underlying index without regard to the performance of the other underlying index. As a result, you could lose a substantial portion of your initial investment if the worst-performing underlying index performance factor is negative, even if there is an increase in the value of the other underlying index. This could be the case even if the other underlying index increased by an amount greater than the decrease in the worst-performing underlying index.

Because the PLUS Are Linked to the Performance of the Worst-Performing Underlying Index, You Have a Greater Risk of Sustaining a Significant Loss on Your Investment Than If the PLUS Were Linked to Just One Underlying Index

The risk that you will suffer a significant loss on your investment is greater if you invest in the PLUS as opposed to substantially similar securities that are linked to the performance of just one underlying index. With two underlying indexes, it is more likely that an underlying index will close below its buffer level on the valuation date than if the PLUS were linked to only one underlying index. Therefore, it is more likely that you will suffer a significant loss on your investment.

You Are Exposed to the Market Risk of Each Underlying Index

Your return on the PLUS is contingent upon the performance of each individual underlying index. Therefore, you will be exposed equally to the risks related to each underlying index. Poor performance by any of the underlying indexes over the term of the PLUS may negatively affect your return and will not be offset or mitigated by a positive performance by the other underlying indexes. Accordingly, your investment is subject to the full market risk of each underlying index.

The Market Value of Your PLUS May Be Influenced By Many Unpredictable Factors

When we refer to the market value of your PLUS, we mean the value that you could receive for your PLUS if you chose to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control, will influence the market value of your PLUS, including:

•
the value of the underlying indexes;
•
the volatility – i.e., the frequency and magnitude of changes – in the index closing value of the underlying indexes;
•
the dividend rates of the underlying index stocks;
•
economic, financial, regulatory, political, military, public health and other events that affect the stock markets generally and the underlying index stocks, and which may affect the index closing value of the underlying indexes;
•
interest rates and yield rates in the market;
•
the time remaining until your PLUS mature; and
•
our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your PLUS may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in securities with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

February 2026

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the S&P 500® Index and the Nasdaq-100 Index® due February 19, 2032

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

These factors, and many other factors, will influence the price you will receive if you sell your PLUS before maturity, including the price you may receive for your PLUS in any market making transaction. If you sell your PLUS before maturity, you may receive less than the principal amount of your PLUS or the amount you may receive at maturity.

You cannot predict the future performance of the underlying indexes based on their historical performance. The actual performance of an underlying index over the life of the offered PLUS or the payment at maturity may bear little or no relation to the historical index closing values of the underlying index or to the hypothetical examples shown elsewhere in this pricing supplement.

Investing in the PLUS Is Not Equivalent to Investing in the Underlying Indexes; You Have No Shareholder Rights or Rights to Receive Any Underlying Index Stock

Investing in your PLUS is not equivalent to investing in the underlying indexes and will not make you a holder of any of the underlying index stocks. Neither you nor any other holder or owner of your PLUS will have any rights with respect to the underlying index stocks, including any voting rights, any rights to receive dividends or other distributions, any rights to make a claim against the underlying index stocks or any other rights of a holder of the underlying index stocks. Your PLUS will be paid in cash and you will have no right to receive delivery of any underlying index stocks.

We May Sell an Additional Aggregate Stated Principal Amount of the PLUS at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate stated principal amount of the PLUS subsequent to the date of this pricing supplement. The issue price of the PLUS in the subsequent sale may differ substantially (higher or lower) from the original issue price you paid as provided on the cover of this pricing supplement.

If You Purchase Your PLUS at a Premium to Stated Principal Amount, the Return on Your Investment Will Be Lower Than the Return on PLUS Purchased at Stated Principal Amount and the Impact of Certain Key Terms of the PLUS Will Be Negatively Affected

The payment at maturity will not be adjusted based on the issue price you pay for the PLUS. If you purchase PLUS at a price that differs from the stated principal amount of the PLUS, then the return on your investment in such PLUS held to the stated maturity date will differ from, and may be substantially less than, the return on PLUS purchased at stated principal amount. If you purchase your PLUS at a premium to stated principal amount and hold them to the stated maturity date the return on your investment in the PLUS will be lower than it would have been had you purchased the PLUS at stated principal amount or a discount to stated principal amount.

Risks Related to Conflicts of Interest

Other Investors May Not Have the Same Interests as You

Other investors in the PLUS are not required to take into account the interests of any other investor in exercising remedies or voting or other rights in their capacity as securityholders. The interests of other investors may, in some circumstances, be adverse to your interests. Further, other investors in the market may take short positions (directly or indirectly through derivative transactions) on assets that are the same or similar to your PLUS, the underlying index stocks or other similar securities, which may adversely impact the market for or value of your PLUS.

Additional Risks Related to the Nasdaq-100 Index®

As Compared to Other Index Publishers, Nasdaq, Inc. Retains Significant Control and Discretionary Decision-Making Over the Nasdaq-100 Index®, Which May Have an Adverse Effect on the Level of the Nasdaq-100 Index® and on Your Securities

Pursuant to the Nasdaq-100 Index® methodology, Nasdaq, Inc. retains the right, from time to time, to exercise reasonable discretion as it deems appropriate in order to ensure Nasdaq-100 Index® integrity, including, but not limited to, changes to quantitative inclusion criteria. Nasdaq, Inc. may also, due to special circumstances, apply discretionary adjustments to ensure and maintain quality of the Nasdaq-100 Index®. Although it is unclear how

February 2026

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the S&P 500® Index and the Nasdaq-100 Index® due February 19, 2032

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

and to what extent this discretion could or would be exercised, it is possible that it could be exercised by Nasdaq, Inc. in a manner that materially and adversely affects the level of the Nasdaq-100 Index® and therefore your securities. Nasdaq, Inc. is not obligated to, and will not, take account of your interests in exercising the discretion described above.

An Investment in the Offered PLUS Is Subject to Risks Associated with Foreign Securities

The value of your PLUS is linked, in part, to an underlying index that is comprised, in part, of stocks from one or more foreign securities markets. Investments linked to the value of foreign equity securities involve particular risks. Any foreign securities market may be less liquid, more volatile and affected by global or domestic market developments in a different way than are the U.S. securities market or other foreign securities markets. Both government intervention in a foreign securities market, either directly or indirectly, and cross-shareholdings in foreign companies, may affect trading prices and volumes in that market. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission. Further, foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices of securities in a foreign country are subject to political, economic, financial and social factors that are unique to such foreign country's geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable foreign government's economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments. The United Kingdom ceased to be a member of the European Union on January 31, 2020 (an event commonly referred to as “Brexit”). The effects of Brexit are uncertain, and, among other things, Brexit has contributed, and may continue to contribute, to volatility in the prices of securities of companies located in Europe (or elsewhere) and currency exchange rates, including the valuation of the euro and British pound in particular. Any one of these factors, or the combination of more than one of these factors, could negatively affect such foreign securities market and the price of securities therein. Further, geographical regions may react to global factors in different ways, which may cause the prices of securities in a foreign securities market to fluctuate in a way that differs from those of securities in the U.S. securities market or other foreign securities markets. Foreign economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on foreign securities prices.

Government Regulatory Action, Including Legislative Acts and Executive Orders, Could Result in Material Changes to the Composition of an Underlying Index with Underlying Index Stocks from One or More Foreign Securities Markets and Could Negatively Affect Your Investment in the PLUS

Government regulatory action, including legislative acts and executive orders, could cause material changes to the composition of an underlying index with underlying index stocks from one or more foreign securities markets and could negatively affect your investment in the PLUS in a variety of ways, depending on the nature of such government regulatory action and the underlying index stocks that are affected. For example, recent executive orders issued by the United States Government prohibit United States persons from purchasing or selling publicly traded securities of certain companies that are determined to operate or have operated in the defense and related materiel sector or the surveillance technology sector of the economy of the People’s Republic of China, or publicly traded securities that are derivative of, or that are designed to provide investment exposure to, those securities (including indexed securities). If the prohibitions in those executive orders (or prohibitions under other government regulatory action) become applicable to underlying index stocks that are currently included in an underlying index or that in the future are included in an underlying index, such underlying index stocks may be removed from an underlying index. If government regulatory action results in the removal of underlying index stocks that have (or historically have had) significant weight in an underlying index, such removal could have a material and negative effect on the level of such underlying index and, therefore, your investment in the PLUS. Similarly, if underlying

February 2026

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the S&P 500® Index and the Nasdaq-100 Index® due February 19, 2032

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

index stocks that are subject to those executive orders or subject to other government regulatory action are not removed from an underlying index, the value of the PLUS could be materially and negatively affected, and transactions in, or holdings of, the PLUS may become prohibited under United States law. Any failure to remove such underlying index stocks from an underlying index could result in the loss of a significant portion or all of your investment in the PLUS, including if you attempt to divest the PLUS at a time when the value of the PLUS has declined.

Risks Related to Tax

Your PLUS May Be Subject to an Adverse Change in Tax Treatment in the Future

The tax consequences of an investment in your PLUS are uncertain, both as to the timing and character of any inclusion in income in respect of your PLUS.

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as your PLUS that are currently characterized as pre-paid derivative contracts, and any such guidance could adversely affect the tax treatment and the value of your PLUS. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your PLUS after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your PLUS. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying general terms supplement. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the PLUS for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying general terms supplement unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your PLUS in your particular circumstances.

Non-United States Holders Should Consider the Withholding Tax Implications of Owning the PLUS

The Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any amounts you receive upon the sale, exchange, or maturity of your PLUS, could be collected via withholding. If these regulations were to apply to the PLUS, we may be required to withhold such taxes if any U.S.-source dividends are paid on the stocks included in the underlying indexes during the term of the PLUS. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to the maturity of the PLUS in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2027, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the issue date of your PLUS, your PLUS will not be subject to withholding under these

February 2026

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the S&P 500® Index and the Nasdaq-100 Index® due February 19, 2032

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

rules. In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your PLUS for U.S. federal income tax purposes.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your PLUS, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the PLUS to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your PLUS.

The Underlying Indexes

S&P 500® Index

The S&P 500® Index includes a representative sample of 500 companies in leading industries of the U.S. economy and is intended to provide a performance benchmark for the large-cap U.S. equity markets. For more details about the S&P 500® Index, the underlying index publisher and license agreement between the underlying index publisher and the issuer, see “The Underliers — S&P 500® Index” in the accompanying underlier supplement.

The S&P 500® Index is a product of S&P Dow Jones Indices LLC, and has been licensed for use by GS Finance Corp. (“Goldman”). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC; Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”) and these trademarks have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Goldman. Goldman’s securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, Standard & Poor’s Financial Services LLC or any of their respective affiliates and neither S&P Dow Jones Indices LLC, Dow Jones, Standard & Poor’s Financial Services LLC or any of their respective affiliates make any representation regarding the advisability of investing in such securities.

Nasdaq-100 Index®

The Nasdaq-100 Index® is a modified market capitalization-weighted index that is designed to measure the performance of 100 of the largest Nasdaq listed non-financial stocks listed. For more details about the Nasdaq-100 Index®, the underlying index publisher and license agreement between the underlying index publisher and the issuer, see “The Underliers — The Nasdaq-100 Index® in the accompanying underlier supplement.

The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Nasdaq-100® Index to track general stock market performance. The Corporations' only relationship to GS Finance Corp. (“Licensee”) is in the licensing of the Nasdaq®, Nasdaq-100 Index®, and certain trade names of the Corporations and the use of the Nasdaq-100 Index® which is determined, composed and calculated by Nasdaq without regard to Licensee or the Product(s). Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).

February 2026

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the S&P 500® Index and the Nasdaq-100 Index® due February 19, 2032

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The Corporations do not guarantee the accuracy and/or uninterrupted calculation of Nasdaq-100 Index® or any data included therein. The Corporations make no warranty, express or implied, as to results to be obtained by Licensee, owners of the product(s), or any other person or entity from the use of the Nasdaq-100 Index® or any data included therein. The Corporations make no express or implied warranties, and expressly disclaim all warranties of merchantability or fitness for a particular purpose or use with respect to the Nasdaq-100 Index® or any data included therein. Without limiting any of the foregoing, in no event shall the Corporations have any liability for any lost profits or special, incidental, punitive, indirect, or consequential damages, even if notified of the possibility of such damages.

February 2026

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the S&P 500® Index and the Nasdaq-100 Index® due February 19, 2032

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Historical Index Closing Values

The index closing values of the underlying indexes have fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlying indexes have recently experienced extreme and unusual volatility. Any historical upward or downward trend in the index closing value of any underlying index during any period shown below is not an indication that such underlying index is more or less likely to increase or decrease at any time during the life of your PLUS.

You should not take the historical index closing values of an underlying index as an indication of the future performance of that underlying index, including because of the recent volatility described above. We cannot give you any assurance that the future performance of an underlying index or the underlying index stocks will result in you receiving an amount greater than the outstanding principal amount of your PLUS on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performances of the underlying indexes. Before investing in the offered PLUS, you should consult publicly available information to determine the relevant index closing values of the underlying indexes between the date of this pricing supplement and the date of your purchase of the offered PLUS and, given the recent volatility described above, you should pay particular attention to recent levels of the underlying indexes. The actual performance of each underlying index over the life of the offered PLUS, as well as the payment at maturity may bear little relation to the historical index closing values shown below.

The graphs below show the daily historical index closing values of each underlying index from January 1, 2021 through February 13, 2026. As a result, the following graphs do not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the level of most equity indices. We obtained the index closing values in the graphs below from Bloomberg Financial Services, without independent verification.

Historical Performance of the S&P 500® Index

February 2026

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the S&P 500® Index and the Nasdaq-100 Index® due February 19, 2032

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Historical Performance of the Nasdaq-100 Index®

February 2026

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the S&P 500® Index and the Nasdaq-100 Index® due February 19, 2032

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Supplemental Discussion of U.S. Federal Income Tax Consequences

No statutory, judicial or administrative authority directly addresses how your PLUS should be characterized and treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in your PLUS are uncertain. You will be obligated pursuant to the terms of your PLUS — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your PLUS for all tax purposes as pre-paid derivative contracts in respect of the underlying indexes, as described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying general terms supplement. It is the opinion of Sidley Austin LLP that such a characterization of the PLUS for U.S. federal income tax purposes is a reasonable interpretation of current law. Pursuant to this approach, it is the opinion of Sidley Austin LLP that upon the sale, exchange, or maturity of your PLUS, you should recognize capital gain or loss equal to the difference, if any, between the amount you receive at such time and your tax basis in your PLUS.

Notwithstanding the foregoing, since the appropriate U.S. federal income tax characterization and treatment of your PLUS are uncertain, it is possible that the Internal Revenue Service could assert a different characterization and treatment than that described immediately above. In this case, the timing and character of income, gain or loss recognized with respect to your PLUS could substantially differ from that described above.

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the PLUS will generally be subject to the FATCA withholding rules.

February 2026

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the S&P 500® Index and the Nasdaq-100 Index® due February 19, 2032

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Supplemental Plan of Distribution; Conflicts of Interest

As described under “Supplemental Plan of Distribution” in the accompanying general terms supplement and “Plan of Distribution — Conflicts of Interest” in the accompanying prospectus; GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $20,000.

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate stated principal amount of the offered PLUS specified on the front cover of this pricing supplement. GS&Co. proposes initially to offer the PLUS to the public at the original issue price set forth on the cover page of this pricing supplement. Morgan Stanley Smith Barney LLC (Morgan Stanley Wealth Management), acting as dealer for the offering, will receive a selling concession of $20.40 for each PLUS it sells. Morgan Stanley Wealth Management has informed us that it intends to internally allocate at Morgan Stanley Wealth Management $2.90 of the selling concession for each PLUS as a structuring fee. The costs included in the original issue price of the PLUS will include a fee paid by GS&Co. to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering. GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of PLUS within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of the PLUS will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell PLUS in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

We will deliver the PLUS against payment therefor in New York, New York on February 19, 2026. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade PLUS on any date prior to one business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

We have been advised by GS&Co. that it intends to make a market in the PLUS. However, neither GS&Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the PLUS.

February 2026

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the S&P 500® Index and the Nasdaq-100 Index® due February 19, 2032

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Validity of the PLUS and Guarantee

In the opinion of Sidley Austin LLP, as counsel to GS Finance Corp. and The Goldman Sachs Group, Inc., when the PLUS offered by this pricing supplement have been executed and issued by GS Finance Corp., such PLUS have been authenticated by the trustee pursuant to the indenture, and such PLUS have been delivered against payment as contemplated herein, (a) such PLUS will be valid and binding obligations of GS Finance Corp., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (b) the guarantee with respect to such PLUS will be a valid and binding obligation of The Goldman Sachs Group, Inc., enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee's authorization, execution and delivery of the indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated January 27, 2025, which has been filed as Exhibit 5.6 to the registration statement on Form S-3 filed with the Securities and Exchange Commission by GS Finance Corp. and The Goldman Sachs Group, Inc. on January 27, 2025.

February 2026